Exhibit 1.1

3,000,000 Shares

TOREADOR RESOURCES CORPORATION

Common Stock

($0.15625 Par Value)

UNDERWRITING AGREEMENT

February 9, 2010

RBC Capital Markets Corporation

Thomas Weisel Partners LLC

c/o RBC Capital Markets

One Liberty Plaza, 165 Broadway

New York, NY 10006-1404

Ladies and Gentlemen:

Toreador Resources Corporation, a Delaware corporation (the “Issuer”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto an aggregate of 3,000,000 shares (the “Firm Securities”) of the Issuer’s common stock, par value $0.15625 per share (“Common Stock”).  The respective amounts of the Firm Securities to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.  The Issuer also proposes to sell at the Underwriters’ option an aggregate of up to 450,000 additional shares of the Issuer’s Common Stock (the “Option Securities”) as set forth below.

You have advised the Issuer (a) that you are authorized to enter into this Agreement, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Securities set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Securities if the Underwriters elect to exercise the over-allotment option in whole or in part.  The Firm Securities and the Option Securities (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

The Issuer has prepared and filed a registration statement on Form S-3 (File No. 333-163067), as amended, with respect to the Shares pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder.  As used in this Agreement, “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations; “Preliminary Prospectus” means any preliminary prospectus supplement included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; “Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, as supplemented by any other information listed on Schedule II(a), including each Issuer Free Writing Prospectus set forth on Schedule II(a), all considered together; “Prospectus” means the final prospectus relating to the Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement; and “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in Rule 433 under the Rules and Regulations) relating to the offering of the Shares.  Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof).  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed by the Issuer with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is incorporated by reference therein; and any reference to any amendment to the Registration Statement shall be deemed to include any current or periodic report of the Issuer filed with the Commission that is incorporated by reference therein.  If the Issuer has filed an abbreviated registration statement to register additional Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  For the purposes of this Agreement, the “Applicable Time” is 9:27 a.m. (New York City time) on the date of this Agreement or such other time as agreed by the Issuer and the Underwriters.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.                                       REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

The Issuer represents and warrants to each of the Underwriters as follows:

(a)                                  The Registration Statement has been filed with the Commission under the Securities Act and has been declared effective by the Commission under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Issuer, threatened by, the Commission.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.  Copies of the Registration Statement have been delivered or made available to you.  The Registration Statement conformed, and any post-effective amendment to the

Registration Statement will conform in all material respects on the Effective Date and on the Closing Date (as defined below) and the Option Closing Date (as defined below), if any, to the requirements of the Securities Act and the Rules and Regulations.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Closing Date and the Option Closing Date, if any, to the requirements of the Securities Act and the Rules and Regulations.  As of the Effective Date and the date hereof, the Registration Statement did not and does not, and any further amendments to the Registration Statement will not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date, on the Closing Date and the Option Closing Date, if any, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus listed on Schedule II(b), taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this sentence do not apply to statements or omissions in the Registration Statement, the most recent Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any Underwriter expressly for use therein, such information being listed in Section 12 below.  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use.

(b)                                 This Agreement has been duly authorized, executed and delivered by the Issuer.  The delivery and performance by the Issuer of its obligations under this Agreement has been duly and validly authorized.

(c)                                  The Issuer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package.  Each of the subsidiaries of the Issuer (collectively, the “Subsidiaries”), has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or formation (if such concept exists in such jurisdiction), with corporate or other power and authority to own or lease its properties and conduct its business as described in the Prospectus and the Disclosure Package.  The Subsidiaries are the only subsidiaries, direct or indirect, of the Issuer.  The Issuer and each of the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their business requires such qualification (if such concept exists in such jurisdiction); except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), properties, assets, operations, business or prospects of the Issuer and its Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(d)                                 The issued and outstanding shares of Common Stock of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof.  The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by the Issuer or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

(e)                                  The Issuer has an authorized capitalization as set forth in the Prospectus and the Disclosure Package.  All of the Shares will conform to the description of the Common Stock contained in the Prospectus and the Disclosure Package.

(f)                                    The consolidated financial statements of the Issuer and the Subsidiaries, together with related notes and schedules as set forth in the Registration Statement, the Prospectus and the Disclosure Package present fairly the consolidated financial position and the results of operations and cash flows of the Issuer and the consolidated Subsidiaries, at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.  The summary financial data included in the Registration Statement, the Prospectus and the Disclosure Package presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Issuer.  The statistical, industry-related and market-related data included in the Prospectus and the Disclosure Package are based on or derived from sources which the Issuer reasonably and in good faith believes are reliable and accurate or represent the Issuer’s good-faith estimates based on data derived from such sources.

(g)                                 The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(h)                                 Grant Thornton LLP, which has certified certain financial statements of the Issuer included in the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Issuer within the meaning of the Securities Act and the Rules and Regulations.

(i)                                     The information underlying the estimates of the reserves of the Issuer and its Subsidiaries, which was supplied by the Issuer (i) to LaRoche Petroleum Consultants, Ltd. (“LaRoche”), independent petroleum engineers, for purposes of preparing the reserve report as of December 31, 2008 referenced in the Prospectus (the “2008 Reserve Report”) and (ii) to Gaffney, Cline & Associates Ltd (“Gaffney Cline”), independent petroleum engineers, for purposes of preparing the reserve report as of December 31, 2009 referenced in the Prospectus (the “2009 Reserve Report”), including in each case, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue interest information relating to the Issuer’s ownership interests in properties, was true and correct in all material respects on the dates such estimates were made; the estimates of future capital expenditures and other future exploration and development costs supplied to LaRoche or Gaffney Cline, as applicable, were prepared in good faith and with a reasonable basis; the information provided to LaRoche or Gaffney Cline, as applicable, for purposes of preparing the 2008 Reserve Report and the 2009 Reserve Report, respectively, was prepared in accordance with customary industry practices; to the best of the Issuer’s knowledge, (i) LaRoche was, as of the date of the 2008 Reserve Report, and Gaffney Cline was, as of the date of the 2009 Reserve Report, an independent petroleum engineer with respect to the Issuer; estimates of such reserves and the present value of the future net cash flows therefrom as disclosed in the Prospectus and reflected in the 2008 Reserve Report and the 2009 Reserve Report comply in all material respects to the applicable requirements of Regulation S-X and Regulation S-K.

(j)                                     There is no action, suit, claim or proceeding pending or, to the knowledge of the Issuer, threatened, against the Issuer or any of the Subsidiaries, which, if determined adversely to the Issuer or any of its Subsidiaries, would have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.

(k)                                  The Issuer is not involved in a labor dispute with the employees of the Issuer or the Subsidiaries and, to the Issuer’s knowledge, none is threatened or imminent, that would have a Material Adverse Effect.

(l)                                     Except as described in the Registration Statement, the Prospectus and the Disclosure Package, the Issuer and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements hereinabove described (other than the French Interests (as defined below)), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Prospectus and the Disclosure Package) or which are not material in amount or do not materially affect the value, or do not materially interfere with the use by the Issuer, of such property or assets.  The Issuer and the Subsidiaries occupy their leased properties under valid and binding leases, except as would not have a Material Adverse Effect.

(m)                               The Issuer or its Subsidiaries hold interests in the exploration permits, productions permits and concessions in France (collectively, the “French Interests”) described in the Prospectus and the Disclosure Package. The French Interests represent all of the exploration permits, productions permits and concessions necessary to carry on the Issuer’s business as it is currently conducted.  Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the French Interests are in full force and effect and have not been amended.  No Subsidiary is in breach or default of its obligations under the French Interests, to the extent such breach or default would reasonably be expected to materially adversely affect the rights of such Subsidiary under the French Interests.  Each Subsidiary has good and marketable title to the French Interests owned by such Subsidiary.

(n)                                 The Issuer and the Subsidiaries have filed all material Federal, State, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. generally accepted accounting principles.  All tax liabilities have been adequately provided for in the financial statements of the Issuer, and the Issuer has not received written notice of any actual or proposed additional material tax assessments against the Issuer or its Subsidiaries.

(o)                                 Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, since the respective dates as of which information is given in the Prospectus and the Disclosure Package, as it may be amended or supplemented, there has not been any material adverse change or any development which has had or is reasonably likely to have a Material Adverse Effect, and there has not been any material transaction entered into by the Issuer or the Subsidiaries, other than transactions in the ordinary course of business.  The Issuer and the Subsidiaries have no material contingent obligations that are not disclosed in the Issuer’s financial statements in the Registration Statement, the Prospectus and the Disclosure Package.

(p)                                 Neither the Issuer nor any of the Subsidiaries is in violation of or in default under its certificate of incorporation or similar organizational document (“Charter”) or By-Laws or under any agreement, lease, contract, indenture or other instrument to which it is a party or by which it, or any of its properties, is bound and which default has had or is reasonably likely to have a Material Adverse Effect.  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated hereby and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the most recent Preliminary Prospectus will not conflict with or constitute a breach of any of the terms or provisions of, or constitute a default under, (i) any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer or any of the Subsidiaries is a party, (ii) the Charter or By-Laws of the Issuer or (iii) any order, rule or regulation of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Issuer or any of the Subsidiaries, except, in the case of (i) or (iii), as would not have a Material Adverse Effect.

(q)                                 Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Issuer of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority (the “FINRA”), The Nasdaq Global

Market or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(r)                                    Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the Issuer and each of the Subsidiaries has all material licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations, other than the French Interests, (“Permits”) from governmental authorities as are required to conduct its businesses as currently conducted and to own, lease and operate its properties in the manner described in the Prospectus and the Disclosure Package.  There is no claim or proceeding pending or, to the knowledge of the Issuer or any of the Subsidiaries, threatened, to revoke, cancel or terminate any of the Permits.  The Issuer and each of the Subsidiaries are in material compliance with the terms and conditions of the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Issuer or any of the Subsidiaries under such Permit.

(s)                                  Neither the Issuer, nor to the Issuer’s knowledge, any of its affiliates (as defined in Rule 144 of the Rules and Regulations), has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.  The Issuer acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The Nasdaq Global Market in accordance with Regulation M under the Exchange Act.

(t)                                    The Issuer is not, and after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Prospectus and the Disclosure Package, will not be, an “investment company” within the meaning of such term under the Investment Issuer Act of 1940, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(u)                                 Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package, the Issuer and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties in the Issuer’s business judgment.  All policies of insurance insuring the Issuer or any Subsidiary are in full force and effect.

(v)                                 In each case, except as would not have a Material Adverse Effect, the Issuer is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Issuer would have any liability; the Issuer has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Issuer would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(w)                               Other than as contemplated by this Agreement, the Issuer has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(x)                                   Other than the Subsidiaries, the Issuer does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

(y)                                 There are no statutes, regulations, contracts or other documents (including, without limitation, any voting agreement) that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(z)                                   Except as described in the Prospectus and the Disclosure Package, (A) there are no proceedings that are pending, or to the Issuer’s knowledge contemplated, against the Issuer or any of its Subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed and (B) the Issuer and its Subsidiaries are in compliance with Environmental Laws, except as would not have a Material Adverse Effect.

(aa)                            Neither the Issuer nor any Subsidiary, nor, to the knowledge of the Issuer, any director, officer, agent, employee or other person acting on behalf of the Issuer or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Issuer or any Subsidiary.

(bb)                          The Issuer and each of the Subsidiaries owns, licenses, or otherwise has rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of its respective business as currently carried on, except as would not have a Material Adverse Effect.

(cc)                            The information contained in the Disclosure Package and the Prospectus regarding the Issuer’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Securities Act and the Exchange Act were made by the Issuer on a reasonable basis and reflect the Issuer’s good faith belief and/or estimate of the matters described therein.

(dd)                          The Issuer is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(ee)                            The Issuer has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act; the Issuer’s “disclosure controls and procedures” are reasonably designed to ensure that all material information (both financial and non-financial) relating to the Issuer is communicated to the Issuer’s principal executive officer and principal financial officer; such disclosure controls were effective as of September 30, 2009.

(ff)                                Neither the Issuer nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Securities Act or the rules and regulations promulgated thereunder with the offer and sale of the Shares pursuant to the Registration Statement.  Except as disclosed in the Prospectus and the Disclosure Package, neither the Issuer nor any of its affiliates has sold or issued any security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Prospectus and the Disclosure Package.

(gg)                          For purposes of confirming the availability of the resale exemption in section 2.14 of National Instrument 45-102 Resale of Securities, to the knowledge of the Issuer, after giving effect to the sale of the Shares pursuant to this Agreement, residents of Canada (i) do not own directly or indirectly more than 10 percent of the outstanding shares of Common Stock of the Issuer and (ii) do not represent in number more than 10 percent of the total number of owners directly or indirectly of the shares of Common Stock.

Any certificate signed by an officer of the Issuer and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Issuer to the Underwriters as to the matters set forth therein.

2.                                       PURCHASE, SALE AND DELIVERY OF THE FIRM SECURITIES.

(a)                                  On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Issuer agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $8.075 per share, the number of Firm Securities set forth opposite the name of each Underwriter in Schedule I hereof.

(b)                                 Delivery of and payment for the Firm Securities shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other time and date as shall be determined by agreement between the Underwriters and the Issuer.  This date and time are herein referred to as the “Closing Date.”  Delivery of the Firm

Securities shall be made to the Underwriters for the account of each Underwriter against payment by the several Underwriters of the aggregate purchase price of the Firm Securities to or upon the order of the Issuer by wire transfer in immediately available funds to the accounts specified by the Issuer.  The Issuer shall deliver the Firm Securities through the facilities of Depositary Trust Company unless the Underwriters shall otherwise instruct.  As used herein, “business day” means a day on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(c)                                  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase the Option Securities at the price per share as set forth in the paragraph (a) of this Section.  The option granted hereby may be exercised in whole or in part by you by giving written notice to the Issuer (i) at any time before the Closing Date and (ii) only once thereafter within 30 calendar days after the date of this Agreement, setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the time and date at which such Option Securities are to be delivered.  The time and date at which the Option Securities are to be delivered shall be determined by the Underwriters but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The number of Option Securities to be purchased by each Underwriter shall be in the same proportion to the total number of Option Securities being purchased as the number of Firm Securities being purchased by such Underwriter bears to the total number of Firm Securities, adjusted by you in such manner as to avoid fractional shares.  The option with respect to the Option Securities granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters.  The Underwriters may cancel such option at any time prior to the Option Closing Date by giving written notice of such cancellation to the Issuer.  To the extent, if any, that the option is exercised, payment for the Option Securities shall be made on the Option Closing Date by wire transfer in immediately available funds, and delivery of the Option Securities shall be made through the facilities of the Depository Trust Company.

3.                                       OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters will make a public offering of the Firm Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.  The Firm Securities are to be initially offered to the public at the public offering price set forth in the Prospectus.  To the extent, if at all, that any Option Securities are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

4.                                       Covenants.

(a)                                  The Issuer covenants and agrees with the several Underwriters that it will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations the Prospectus in a form approved by the Underwriters; (ii) not file any amendment to the Registration

Statement or supplement to the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have promptly reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b)                                 The Issuer will not distribute any prospectus or other offering material (including, without limitation, any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed by the Issuer with the Commission under Rule 433 of the Rules and Regulations) in connection with the offering and sale of the Shares, other than the materials referred to in Section 1(a) without the prior consent of the Underwriters.  Each Underwriter represents and agrees that it has not made and, without the prior consent of the Issuer and the Underwriters, will not make, any offer relating to the Shares that would constitute a free writing prospectus.  Any Issuer Free Writing Prospectus the use of which has been consented to by the Issuer and the Underwriters is listed on Schedule II(a) or Schedule II(b) hereto.  The Issuer will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.  The Issuer will satisfy the conditions under Rule 433 of the Rules and Regulations to avoid a requirement to file with the Commission any electronic road show.  The Issuer agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Prospectus or the Disclosure Package or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Issuer will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Issuer by an Underwriter expressly for use therein.

(c)                                  The Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Issuer.

(d)                                 The Issuer will advise the Underwriters promptly (i) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose.  The Issuer will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(e)           The Issuer will cooperate with the Underwriters in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriters may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Issuer shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.  The Issuer will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for distribution of the Shares.

(f)            The Issuer will deliver to, or upon the order of, the Underwriters, from time to time, as many copies of any Preliminary Prospectus as the Underwriters may reasonably request.  The Issuer will deliver to, or upon the order of, the Underwriters during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriters may reasonably request.

(g)           The Issuer will comply with the Securities Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus.  If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Issuer or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Issuer promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or prepare and file with the Commission an appropriate filing under the Exchange Act, which shall be incorporated by reference in the Prospectus, so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(h)           The Issuer will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 18 months after the Effective Date, an earning statement (which need not be audited) of the Issuer and its Subsidiaries complying with the requirements of Section 11(a) of the Securities Act and, at the option of the Issuer, Rule 158 of the Rules and Regulations.

(i)            Prior to the Closing Date, the Issuer will furnish to the Underwriters, as soon as they have been prepared by or are available to the Issuer, a copy of any unaudited interim financial statements of the Issuer for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(j)            The Issuer covenants and agrees that no offering, sale, short sale or other disposition of any shares of Common Stock of the Issuer or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Issuer otherwise than hereunder or with the prior written consent of the Underwriters; provided, that this provision shall not apply to the Shares to be sold hereunder, any shares of Common Stock issued by the Issuer upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, or any shares of Common Stock issued or to be issued, or options to purchase Common Stock granted or to be granted in the ordinary course of business consistent with past practice, pursuant to existing employee or non-employee director benefit or incentive plans.

(k)           The Issuer will use its best efforts to list, subject to notice of issuance, the Shares on The Nasdaq Global Market.

(l)            At or prior to the date hereof, the Issuer shall have furnished to the Underwriters a letter substantially in the form of Exhibit A-1 or A-2 hereto from each officer, director and stockholder of the Issuer named in Schedule III hereto addressed to the Underwriters (“Lockup Agreements”).

(m)          The Issuer shall apply the net proceeds of its sale of the Shares as described under the heading “Use of Proceeds” in the Prospectus and the Disclosure Package and shall file reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.

(n)           The Issuer shall not invest, or otherwise use the proceeds received by the Issuer from its sale of the Shares in such a manner as would require the Issuer to register as an investment company under the 1940 Act.

(o)           The Issuer will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Issuer, a registrar for the Common Stock.

5.             COSTS AND EXPENSES.

The Issuer will pay all costs, expenses and fees incident to the performance of the obligations of the Issuer under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Issuer; the fees and disbursements of counsel for the Issuer; the cost of printing and delivering to, or as requested by, the Underwriters copies of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including reasonable and documented legal fees and disbursements of counsel for the Underwriters) incident to securing any required review by the FINRA of the terms of the sale of the Shares; the Listing Fee of The Nasdaq Global Market; and the expenses (including the reasonable and documented fees and disbursements of counsel for the Underwriters up to a maximum amount of $5,000) incurred in connection with the qualification of the Shares under State securities or Blue Sky laws.

The Issuer shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under FINRA regulation and State securities or Blue Sky laws as described above), including without limitation, the fees and expenses of counsel to the Underwriters (other than those as described above), the roadshow expenses of the Underwriters and the advertising expenses of the Underwriters incurred in connection with the sale of the Shares, except that, if the sale of the Shares shall not be consummated because the conditions in Section 6 hereof are not satisfied or this Agreement is terminated by the Underwriters pursuant to Section 10(a)(i) or Section 10(a)(v) hereof, then the Issuer shall reimburse the several Underwriters for reasonable and documented out-of-pocket expenses, including all reasonable and documented and fees and disbursements of its counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Issuer shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.             CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Issuer contained herein, and to the performance by the Issuer of its covenants and obligations hereunder and to the following additional conditions:

(a)           Any and all filings required by Rule 424 of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriters and complied with to their reasonable satisfaction.  All material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Issuer, shall be contemplated by the Commission; and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)           The Underwriters shall have received on the Closing Date and the Option Closing Date, if any, (1) an opinion of Willkie Farr & Gallagher LLP, counsel for the Issuer, dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters in substantially the form attached hereto as Exhibit B-1 and (2) (1) a French legal opinion of Willkie Farr & Gallagher LLP, dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters in substantially the form attached hereto as Exhibit B-2, based on certain qualifications and assumptions.

(c)           The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, an opinion dated the Closing Date and the Option Closing Date, if any, with respect to the formation of the Issuer, the validity of the Shares and other related matters as the Underwriters reasonably may request.

(d)           The Underwriters shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the

Option Closing Date, if any, in form and substance satisfactory to you, of Grant Thornton LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

(e)           The Underwriters shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance reasonably satisfactory to you, of LaRoche, stating, as of December 31, 2008, the conclusions and findings of such firm with respect to the oil and gas reserves of the Issuer.

(f)            The Underwriters shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance reasonably satisfactory to you, of Gaffney Cline, stating, as of December 31, 2009, the conclusions and findings of such firm with respect to the oil and gas reserves of the Issuer.

(g)           The Underwriters shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Issuer’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if any, each of them severally represents as follows:

(i)            No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

(ii)           The representations and warranties of the Issuer contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, if any;

(iii)          He has carefully examined the Registration Statement, the Prospectus and the Disclosure Package, and, in his opinion, (A)(1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Closing Date or the Option Closing Date, as applicable, or (3) the Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except, in the case of the Registration Statement) in the light of the circumstances under which they were made not misleading and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Prospectus that has not been so set forth.

(iv)          Since the respective dates as of which information is given in the Disclosure Package, (1) there has not been any material adverse change, which has had or is reasonably likely to have a Material Adverse Effect; (2) neither the Issuer nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, and (3) there shall not have been any change in the capital stock (other than issuances of capital stock in the ordinary course of business pursuant to the Issuer’s employee or incentive plans as described in the Prospectus and the Disclosure Package and the issuance of shares of Common Stock upon the exercise of options or warrants outstanding on the date hereof) or long-term debt of the Issuer or any of the Subsidiaries.

(h)           The Issuer shall have furnished to the Underwriters such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriters may reasonably have requested.

(i)            The Firm Securities and Option Securities, if any, shall have been approved for listing on The Nasdaq Global Market, subject to official notice of issuance.

(j)            The Lockup Agreements described in Section 4(l) shall be in full force and effect.

If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Underwriters.

In such event, the Issuer and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.             CONDITIONS OF THE OBLIGATIONS OF THE ISSUER.

The obligations of the Issuer to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.             INDEMNIFICATION.

(a)           The Issuer agrees:

(i)            to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing

Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or (C) any “road show” not constituting an Issuer Free Writing Prospectus or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

(ii)           to reimburse each Underwriter and each such controlling person upon demand for any reasonable and documented legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto;

provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in reliance upon and in conformity with written information furnished to the Issuer by or through the Underwriters specifically for use in the preparation thereof, such information being listed in Section 12 below.

(b)           Each Underwriter severally and not jointly will indemnify and hold harmless the Issuer, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Issuer or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Issuer or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer by or through the Underwriters specifically for use in the preparation thereof, such information being listed in Section 12 below.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,  (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Issuer in the case of parties indemnified pursuant to Section 8(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)           If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Issuer, on the one hand, and the Underwriters, on the other, in connection with the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Issuer, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Issuer, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Issuer and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

9.             NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to                    RBC Capital Markets Corporation

c/o RBC Capital Markets

One Liberty Plaza, 165 Broadway

New York, NY 10006-1404

Attention:              Joe Morea

Syndicate Director

Fax:        (212) 428-6260

Thomas Weisel Partners LLC

One Montgomery Street

Suite 3700

San Francisco, CA 94104

Attention:              Seth Rubin, Managing Director

Mark Fisher, General Counsel

Fax:        (415)-364-2798

(415)-364-2694

if to the Issuer, to                                 Toreador Resources Corporation

c/o Toreador Holdings SAS

9 rue Scribe

75009 Paris

France

Attention:              Craig McKenzie

Chief Executive Officer

Fax:        +33 (0) 1 4703 3371

10.          TERMINATION.

(a)           This Agreement may be terminated by you by written notice to the Issuer at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has occurred, in the sole discretion of the Underwriters, a Material Adverse Effect, (ii) any outbreak, attack, or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or material adverse change in general economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or material adverse change on the financial markets of the United States would, in the sole discretion of the Underwriters, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange or The Nasdaq Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) declaration of a banking moratorium by United States or New York State authorities or (v) the suspension of trading of the Issuer’s Common Stock by The Nasdaq Global Market, the Commission, or any other governmental authority.

(b)           If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Sections 5 and 8 hereof, and provided further that Sections 1, 8 and 14 shall survive such termination and remain in full force and effect.

11.          SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Issuer and Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

12.          INFORMATION PROVIDED BY UNDERWRITERS.

The Issuer and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Issuer for inclusion in any Preliminary Prospectus, Prospectus, Issuer Free Writing Prospectus or the Registration Statement consists of the information in the third, ninth, tenth, eleventh, twelfth and fifteenth paragraphs under the caption “Underwriting” in the Prospectus.

13.          RESEARCH INDEPENDENCE.

In addition, the Issuer acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Issuer and/or the offering that differ from the views of its investment bankers.  The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer by such Underwriters’ investment banking divisions.  The Issuer acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

14.          NO FIDUCIARY DUTY.

Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the underwriters, the Issuer acknowledges and agrees that:

(a)           nothing herein shall create a fiduciary or agency relationship between the Issuer and the Underwriters;

(b)           the Underwriters are not acting as advisors, expert or otherwise, to the Issuer in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;

(c)           the relationship between the Issuer and the Underwriters is entirely and solely commercial, based on arms-length negotiations;

(d)           any duties and obligations that the Underwriters may have to the Issuer shall be limited to those duties and obligations specifically stated herein; and

(e)           notwithstanding anything in this Underwriting Agreement to the contrary, the Issuer acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Issuer by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Issuer for, any of such additional financial interests.

The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with this offering.

15.          MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Issuer or its directors or officers and (b) delivery of and payment for the Shares under this Agreement.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[remainder of page intentionally blank]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Issuer and the several Underwriters in accordance with its terms.

Very truly yours,

TOREADOR RESOURCES CORPORATION

By	/s/ Craig M. McKenzie
Craig M. McKenzie
Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed

and accepted as of the date first above written.

RBC CAPITAL MARKETS CORPORATION

By:	/s/ Joe Morea
Name:	Joe Morea
Title:	Head of U.S. Equity Capital Markets, Managing Director

THOMAS WEISEL PARTNERS LLC

By:	/s/ Seth Rubin
Name:	Seth Rubin
Title:	Managing Director